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                                                                    EXHIBIT 23.3

                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Cumulus Media, filed under Rule 462(b) of the Securities Act of 1933, as amended, of our report dated February 25, 1999 relating to the December 31, 1998 financial statements of Phillips Broadcasting Company, Inc. which appears in the Current Report on Form 8-K of Cumulus Media Inc. filed on November 3, 1999 and as amended on November 16, 1999.


                                   /s/  Wipfli Ullrich Bertelson LLP

November 19, 1999
Eau Claire, Wisconsin